UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

WORLD HEALTH ENERGY HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30256	59-2762023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1825 NW Corporate Blvd. Suite 110

Boca Raton, FL 33431

(Address of principal executive offices, including zip code)

(561) 870-0440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported on Current Reports on Form 8-K and 8-K/A, filed by World Health Energy Holdings, Inc., (the “Company”) with the Securities and Exchange Commission on June 28, 2022 and August 22, 2022, respectively, on July 22, 2022, the Company completed the acquisition of approximately 26% equity interest in CrossMobile Sp. z o.o,, a company formed under the laws of Poland (“CrossMobile”), pursuant to the terms of that certain investment agreement.by and among the Company, CrossMobile, and the shareholders of CrossMobile (the “Investment Agreement”).

Pursuant to the terms of the Investment Agreement, the Company has the option, for eighteen (18) months following the date of the Investment Agreement, to purchase additional shares of CrossMobile, such that following such additional purchase, the Company shall hold approximately 51% of CrossMobile’s outstanding share capital on a fully diluted basis (the “Additional Share Purchase Option”).

On October 25, 2022, the Company exercised the Additional Share Purchase Option to acquire such additional shares of CrossMobile and the Company now holds approximately 51% of CrossMobile’s outstanding share capital on a fully diluted basis. In consideration for the exercise of the Additional Share Purchase Option, the Company shall issue to CrossMobile 10,000,000 shares of the Company’s common stock.

On October 31, 2022, the Company issued a press release announcing the exercise of the Additional Share Purchase Option. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLD HEALTH ENERGY HOLDINGS, INC.

Date: November 1, 2022	By:	/s/ Giora Rozensweig
	Name:	Giora Rozensweig
	Title:	Chief Executive Officer